UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

February 6, 2008
Date of Report
(Date of earliest event reported)

SOUTHWEST WATER COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-8176	95-1840947
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Wilshire Building 624 South Grand Avenue, Suite 2900 Los Angeles, CA 90017-3782
(Address of principal executive offices) (Zip Code)

(213) 929-1800
(Registrant’s telephone number, including area code)

______________

None
(Former name, former address and former fiscal year, if changed since last report date)

______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in the first paragraph of Item 2.01 is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 31, 2008, SWWC Utilities, Inc., a wholly-owned subsidiary of Southwest Water Company (the "Company"), purchased the assets of a sewer system and related wastewater treatment plant (commonly referred to as the "Riverview System") from the Shelby County Governmental Utility Services Corporation. The purchase price was $22.5 million in cash at closing.

The cash required to fund the acquisition was borrowed under the Company’s existing revolving line of credit.

Item 8.01 Other Events.

On February 6, 2008 the Company issued a press release announcing its acquisition of the Riverview System. The information contained in the press release is incorporated herein by reference and furnished as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The financial information required to be filed in connection with this acquisition shall be filed by amendment to this current report on Form 8-K by no later than 75 days from the January 31, 2008 acquisition date.

(b)	Pro Forma Financial Information

The financial information required to be filed in connection with this acquisition shall be filed by amendment to this current report on Form 8-K by no later than 75 days from the January 31, 2008 acquisition date.

(c)	Exhibits

99.1	Press release dated February 6, 2008 announcing the acquisition of the Riverview wastewater system from the Shelby County Governmental Utility Services Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST WATER COMPANY
(Registrant)

Date:	February 6, 2008	By:	/s/ WILLIAM K. DIX
			Name:	William K. Dix
			Title:	General Counsel and Corporate Secretary